EXHIBIT 10.1

EDUCATION MANAGEMENT CORPORATION
EXECUTIVE RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of [__________], 20__ (the “Grant Date”), between Education Management Corporation, a Pennsylvania corporation (the “Company”), and the Grantee set forth on the signature page hereto (the “Grantee” and together with the Company, the “Parties”):
R E C I T A L S:
WHEREAS, the Company has adopted the Education Management Corporation 2012 Omnibus Long-Term Incentive Plan, as may be amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement to the extent set forth in Section 14 below. Capitalized terms not otherwise defined herein or by reference herein shall have the meanings given thereto in the Plan; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant Restricted Stock Units (“RSUs”) to the Grantee pursuant to the Plan, the Employment Agreement between the Grantee and the Company (the “Parties”) (the “Employment Agreement”), and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:
1.    Grant of Restricted Stock Units. The Company hereby grants to the Grantee, as of the Grant Date specified above, the number of RSUs specified on the signature page hereto. Each RSU corresponds to one share of Common Stock (“Share”). Except as otherwise provided by the Plan, the Grantee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Grantee with any protection against potential future dilution of the Grantee’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the Shares underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement. The grant of RSUs contained herein is conditioned on the Grantee’s acceptance of the provisions set forth in this Agreement within 60 days after the Agreement is presented to the Grantee for review.
2.    Vesting.
(a)Subject solely to the provisions of Sections 2(b), 2(c) and 2(d) below and Section 14 of the Plan, the RSUs shall vest on each anniversary of the Grant Date (beginning on the first anniversary of the Grant Date) with respect to an aggregate of twenty-five percent (25%) of the RSUs originally subject to this Agreement; provided that the Grantee is employed by the Company as of each such vesting date. Notwithstanding the foregoing, the Committee may, in its discretion, accelerate vesting of RSUs subject to the terms and restrictions of the Plan.
(b)Notwithstanding the foregoing, one hundred percent (100%) of the RSUs shall become vested immediately prior to, but subject to the consummation of, a Change in Control.

(c)    If the Grantee’s Service is terminated by the Company without Cause or by the Grantee for Good Reason (as defined in the Employment Agreement), twenty-five percent (25%) of the RSUs shall vest on the date of termination, and the remaining then-unvested RSUs (if any) shall be forfeited.
(d)    If the Grantee’s Service is terminated for any reason other than as specified in (c) above, including, without limitation, due to death, Disability, termination by the Company for Cause or by the Grantee without Good Reason, all of the Grantee’s then-unvested RSUs shall be forfeited.
3.    Dividend Equivalent Rights. If a regular cash dividend is declared on Shares at a time when unissued Shares are subject to this Agreement, then the number of Shares at that time subject to this Agreement will automatically be increased by an amount determined in accordance with the following formula, rounded down to the nearest whole share:
X = (A x B)/C, where
X    =    the additional number of Shares which will become subject to this Agreement by reason of the cash dividend;
A    =    the number of unissued Shares subject to this Agreement as of the record date for such dividend;
B    =    the per Share amount of the cash dividend; and
C    =    the closing selling price per Share on The Nasdaq Global Select Market on the payment date of such dividend.
The additional Shares resulting from such calculation will be subject to the same terms and conditions (including, without limitation, any applicable vesting requirements and forfeiture provisions) as the unissued Shares to which they relate under the Agreement.
4.    Delivery of Shares.
(a)    The Grantee shall receive the number of Shares that correspond to the number of RSUs that have become vested, as follows:
(i)     In the case of any RSUs that vest in accordance with Section 2(a) above, the number of Shares that correspond to the number of RSUs that have become vested shall be delivered to the Grantee within sixty (60) days following the applicable vesting date.
(ii)     In the case of any RSUs that vest in accordance with Section 2(b) above, the number of Shares that correspond to the number of RSUs that have become vested shall be delivered to the Grantee immediately prior to the Change in Control.
(iii)    In the case of any RSUs that vest in accordance with Section 2(c) above, the number of Shares that correspond to the number of RSUs that have become vested shall be delivered within sixty (60) days following the Grantee’s termination of Service.
(b)    Notwithstanding any other provision of the Plan or this Agreement to the contrary, Shares may not be delivered upon the vesting of RSUs prior to the completion of any registration or qualification of the RSUs or the Shares under applicable state and Federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the issuance of any Shares upon vesting of RSUs to comply with any Legal Requirements.
(c)    All Shares delivered upon vesting of RSUs shall, when delivered, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be registered for sale, and for resale, under U.S. state and federal securities laws to the extent that other Shares issued under the Plan are then so registered or qualified and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which other Shares issued under the Plan of the same class are then listed or qualified.
5.    Transactions. The RSUs granted under this Agreement shall be subject to the provisions of Section 15.1.2 of the Plan in the event of a Transaction.
6.    Taxes.
(a)    If (i) the aggregate of all amounts and benefits due to the Grantee under this Agreement or under any other Company plan, program, agreement or arrangement would, if received by the Grantee in full and valued under Section 280G of the Code, constitute “parachute payments” as defined in and under Section 280G of the Code (collectively, “280G Benefits”), and if (ii) such aggregate 280G Benefits would, if reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, be less than the amount the Grantee would receive, after all taxes, if the Grantee received aggregate 280G Benefits equal (as valued under Section 280G of the Code) to only three times the Grantee’s “base amount” as defined in and under Section 280G of the Code, less $1.00, then (iii) such 280G Benefits payable in cash, and/or such benefits under performance-vesting options, if any, in either case as the Grantee shall select shall (to the extent that the reduction of such 280G Benefits can achieve the intended result) be reduced or eliminated to the extent necessary so that the aggregate 280G Benefits received by the Grantee will not constitute “excess parachute payments” under Section 280G of the Code. The determinations with respect to this Section 6(a) shall be made by an independent auditor (the “Auditor”) paid by the Company. The Auditor shall be the Company’s regular independent auditor.
(b)    It is possible that after the determinations and selections made pursuant to Section 6(a) the Grantee will receive 280G Benefits that are, in the aggregate, either more or less than the amount provided under Section 6(a) (hereafter referred to as an “Excess Payment” or “Underpayment,” respectively). If it is established, pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved, that an Excess Payment has been made, then the Grantee shall promptly pay an amount equal to the Excess Payment to the Company, together with interest on such amount at the applicable federal rate (as defined in and under Section 1274(d) of the Code) from the date of the Grantee’s receipt of such Excess Payment until the date of such payment; provided, however, that the amount of the Excess Payment to be repaid by the Grantee will be reduced to the extent that the Auditor determines that any portion of the Excess Payment to be repaid will not be offset by a corresponding reduction in any applicable excise tax payable by the Grantee under Section 4999 of the Code by reason of such repayment of the Excess Payment. In the event that it is determined (x) by a court or (y) by the Auditor upon request by the Company or the Grantee, that an Underpayment has occurred, the Company shall promptly pay an amount equal to the Underpayment to the Grantee, together with interest on such amount at the applicable federal rate from the date such amount would have been paid to the Grantee had the provisions of Section 6(a) not been applied until the date of such payment and such payment will be deemed to have been made in accordance with the requirements of Treasury Regulation Section 1.409A-3(g) to the extent that Section 409A of the Code would be applicable.
7.    No Right to Continued Employment. The granting of RSUs evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Grantee and shall not lessen or affect the Company’s or its Affiliates’ right to terminate the Service of the Grantee.
8.    Legend on Certificates. The certificates representing the Shares delivered upon vesting of RSUs shall be subject to such stop transfer orders and other restrictions as the Committee may reasonably deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, provided, however, that any such legends shall be removed, promptly upon the Grantee’s reasonable written request, to the extent that the grounds that supported requiring the legend no longer apply.
9.    Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee.
10.    Withholding of Taxes. The Company shall have the power and the right to withhold or deduct from other compensation, or require the Grantee to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Grantee’s FICA obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Grantee fails to do so, the Company may otherwise refuse to issue or transfer any Shares required to be issued pursuant to this Agreement. Withholding of taxes shall be effected as set forth in Section 17.3 of the Plan. Subject to the foregoing, the Grantee shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder. All amounts and benefits due to the Grantee under this Agreement are subject to Section 7 of the Employment Agreement.
11.    Securities Laws. In connection with the acquisition of any Shares upon the vesting of RSUs, the Grantee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with any Legal Requirements or with this Agreement.
12.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Grantee at the address appearing in the personnel records of the Company for the Grantee or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
13.    Choice of Law. This Agreement shall be governed by and construed in accordance with its express terms, and otherwise in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the Pennsylvania Business Corporation Law of 1988, as amended, shall be governed by the Pennsylvania Business Corporation Law of 1988, as amended.

14.    RSUs Subject to Plan. By entering into this Agreement, the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan. The grant of RSUs made hereunder is subject to the Plan to the extent that the Plan is not inconsistent with this Agreement. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of any inconsistency between (x) any term or provision of this Agreement or any other Company Arrangement (as defined in the Employment Agreement), other than the Employment Agreement, and (y) any term or provision of the Plan, the terms and provisions of the Plan will govern and prevail.
15.    Electronic Signature; Multiple Counterparts. This Agreement may be signed by the Parties through an electronic acknowledgment of the terms and conditions set forth herein and may also be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Company may sign the Agreement electronically prior to distribution to the Grantee. Signatures delivered by facsimile or other electronic means approved or recognized by the Committee shall be effective for all purposes.
16    Section 409A of the Code. The grant of RSUs made under this Agreement is intended to comply with the applicable requirements of Section 409A of the Code, or an exception, and shall be limited, construed and interpreted in accordance with such intent. To the extent that any provision of this Agreement would cause a conflict with the requirements of Section 409A of the Code or an exception, or would cause the administration of the RSUs to fail to satisfy the requirements of Section 409A of the Code, if applicable, such provision shall be deemed null and void to the extent permitted by applicable law. Notwithstanding anything in this Agreement to the contrary, to the extent that the RSUs are subject to Section 409A of the Code, (a) all distributions to be made upon a termination of Service pursuant to this Agreement may only be made upon a “separation from service” under Section 409A of the Code; (b) the Grantee may not designate, directly or indirectly, the calendar year of a payment; (c) no distributions shall be made except upon a specified date or upon a separation from service or otherwise in accordance with Section 409A of the Code; (d) if a Change in Control occurs that does not constitute a “change in control event” under Section 409A of the Code, distribution shall only be made upon a specified date or another event permitted by Section 409A of the Code as provided in this Agreement; and (e) if the Grantee is a “specified employee” under Section 409A of the Code, distributions under this Agreement upon a separation from service will be delayed for six (6) months after the Grantee’s separation from service, if and as required by Section 409A of the Code, and if the Grantee dies during the six (6) month delay period, the amounts delayed on account of Section 409A of the Code shall be paid within sixty (60) days after the date of the Grantee’s death. Each payment under this Agreement shall be a separate payment for purposes of Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Executive Restricted Stock Unit Agreement, effective as of the Grant Date.
EDUCATION MANAGEMENT CORPORATION
By:
Name:
Title:

Agreed and acknowledged as
of the date first above written:
_________________________________
[Grantee’s name]

Number of RSUs awarded: __________

Grant Date: ______________, 20_